Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Spin-off of Allegion plc
On December 1, 2013 (the "Distribution Date"), Ingersoll-Rand plc ("Ingersoll Rand," the "Company," "we," or "our") completed the spin-off of our commercial and residential security businesses, to our shareholders (the "Spin-off" or the "distribution"). On the Distribution Date, each of our shareholders of record as of the close of business on November 22, 2013 (the "Record Date") received one ordinary share of Allegion plc ("Allegion") for every three Ingersoll Rand ordinary shares held as of the Record Date. Allegion is now an independent public company trading under the symbol "ALLE" on the New York Stock Exchange.
After the Distribution Date, we do not beneficially own any Allegion ordinary shares and will no longer consolidate Allegion into our financial results. Beginning in the fourth quarter of 2013, Allegion's historical financial results for periods prior to the Distribution Date will be reflected in our consolidated financial statements as a discontinued operation.
Unaudited Pro Forma Consolidated Financial Information
The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Ingersoll-Rand plc, which were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).
The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013 and 2012, and for the fiscal years ended December 31, 2012, 2011 and 2010, give effect to the Spin-off and related transactions, as if they had occurred on January 1, 2010, the first day of fiscal year 2010. The unaudited pro forma consolidated balance sheet as of September 30, 2013 gives effect to the Spin-off and related transactions, as if they had occurred on that date.
The unaudited pro forma consolidated financial statements include adjustments to reflect the following:

•	the distribution by the Company to Allegion, pursuant to the Spin-off, of all the assets and liabilities that comprise the commercial and residential security businesses;

•	costs incurred in connection with the Spin-off;

•	the impact of, and transactions contemplated by, the Separation and Distribution Agreement and the Tax Matters Agreement between the Company and Allegion; and

•	the distribution from Allegion to the Company of $1,273.4 million of cash from debt incurred by Allegion prior to the Spin-off.
We believe that the adjustments related to the Spin-off presented in the unaudited pro forma consolidated financial information are consistent with the guidance for discontinued operations under U.S. GAAP. Specifically, income tax related adjustments represent our current estimates on a discontinued operations basis, which could materially change as we finalize our discontinued operations accounting to be reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and we believe such assumptions are reasonable under the circumstances.
The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Ingersoll-Rand plc, the accompanying notes to those financial statements and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Ingersoll-Rand plc’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and Allegion plc's registration statement on Form 10 filed with the Securities and Exchange Commission on November 12, 2013. The unaudited pro forma consolidated financial statements have been presented for informational purposes only. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2013

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
Net revenues	$10,794.5	$(1,542.9)	$—		$9,251.6
Cost of goods sold	(7,375.5)	900.2	—		(6,475.3)
Selling and administrative expenses	(2,254.6)	307.6	57.7	(b)	(1,889.3)
Gain (loss) on sale/asset impairment	(111.4)	111.4	—		—
Operating income	1,053.0	(223.7)	57.7		887.0
Interest expense	(226.8)	1.4	—		(225.4)
Other, net	(2.7)	6.9	—		4.2
Earnings before income taxes	823.5	(215.4)	57.7		665.8
Provision for income taxes	(219.2)	113.9	(4.0)	(e)	(109.3)
Net earnings from continuing operations	604.3	(101.5)	53.7		556.5
Less: Net earnings attributable to noncontrolling interests	(29.0)	—	—		(29.0)
Net earnings from continuing operations attributable to Ingersoll-Rand plc	$575.3	$(101.5)	$53.7		$527.5
Earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Basic	$1.94				$1.78
Diluted	$1.92				$1.76
Weighted-average shares outstanding:
Basic:	295.9				295.9
Diluted:	299.8				299.8
See Notes to Unaudited Pro Forma Consolidated Financial Statements

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
Net revenues	$10,564.7	$(1,500.4)	$—		$9,064.3
Cost of goods sold	(7,347.7)	894.6	—		(6,453.1)
Selling and administrative expenses	(2,083.8)	292.4	—		(1,791.4)
Gain (loss) on sale/asset impairment	4.5	—	—		4.5
Operating income	1,137.7	(313.4)	—		824.3
Interest expense	(192.1)	1.1	—		(191.0)
Other, net	21.2	2.6	—		23.8
Earnings before income taxes	966.8	(309.7)	—		657.1
Provision for income taxes	(157.9)	125.4	—		(32.5)
Net earnings from continuing operations	808.9	(184.3)	—		624.6
Less: Net earnings attributable to noncontrolling interests	(19.2)	—	—		(19.2)
Net earnings from continuing operations attributable to Ingersoll-Rand plc	$789.7	$(184.3)	$—		$605.4
Earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Basic:	$2.58				$1.98
Diluted:	$2.52				$1.93
Weighted-average shares outstanding:
Basic:	305.4				305.4
Diluted:	312.9				312.9
See Notes to Unaudited Pro Forma Consolidated Financial Statements

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2012

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
Net revenues	$14,034.9	$(2,046.6)	$—		$11,988.3
Cost of goods sold	(9,758.2)	1,220.2	—		(8,538.0)
Selling and administrative expenses	(2,776.0)	387.4	5.7	(b)	(2,382.9)
Gain (loss) on sale/asset impairment	4.5	—	—		4.5
Operating income	1,505.2	(439.0)	5.7		1,071.9
Interest expense	(253.5)	1.4	—		(252.1)
Other, net	25.0	3.2	—		28.2
Earnings before income taxes	1,276.7	(434.4)	5.7		848.0
Provision for income taxes	(227.0)	164.2	(0.3)	(e)	(63.1)
Net earnings from continuing operations	1,049.7	(270.2)	5.4		784.9
Less: Net earnings attributable to noncontrolling interests	(25.4)	—	—		(25.4)
Net earnings from continuing operations attributable to Ingersoll-Rand plc	$1,024.3	$(270.2)	$5.4		$759.5
Earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Basic:	$3.37				$2.50
Diluted:	$3.30				$2.45
Weighted-average shares outstanding:
Basic:	303.9				303.9
Diluted:	310.6				310.6
See Notes to Unaudited Pro Forma Consolidated Financial Statements

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
Net revenues	$14,782.0	$(2,021.2)	$—		$12,760.8
Cost of goods sold	(10,493.6)	1,213.7	—		(9,279.9)
Selling and administrative expenses	(2,781.2)	386.0	—		(2,395.2)
Gain (loss) on sale/asset impairment	(646.9)	—	—		(646.9)
Operating income	860.3	(421.5)	—		438.8
Interest expense	(280.0)	1.0	—		(279.0)
Other, net	33.0	(4.2)	—		28.8
Earnings before income taxes	613.3	(424.7)	—		188.6
Provision for income taxes	(187.2)	144.4	—		(42.8)
Net earnings from continuing operations	426.1	(280.3)	—		145.8
Less: Net earnings attributable to noncontrolling interests	(26.1)	—	—		(26.1)
Net earnings from continuing operations attributable to Ingersoll-Rand plc	$400.0	$(280.3)	$—		$119.7
Earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Basic:	$1.23				$0.37
Diluted:	$1.18				$0.35
Weighted-average shares outstanding:
Basic:	324.8				324.8
Diluted:	339.3				339.3
See Notes to Unaudited Pro Forma Consolidated Financial Statements

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
Net revenues	$14,001.1	$(1,967.7)	$—		$12,033.4
Cost of goods sold	(10,059.9)	1,201.8	—		(8,858.1)
Selling and administrative expenses	(2,679.8)	377.1	—		(2,302.7)
Gain (loss) on sale/asset impairment	—	—	—		—
Operating income	1,261.4	(388.8)	—		872.6
Interest expense	(283.2)	1.2	—		(282.0)
Other, net	32.5	(2.9)	—		29.6
Earnings before income taxes	1,010.7	(390.5)	—		620.2
Provision for income taxes	(228.1)	120.4	—		(107.7)
Net earnings from continuing operations	782.6	(270.1)	—		512.5
Less: Net earnings attributable to noncontrolling interests	(22.9)	—	—		(22.9)
Net earnings from continuing operations attributable to Ingersoll-Rand plc	$759.7	$(270.1)	$—		$489.6
Earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Basic:	$2.34				$1.51
Diluted:	$2.24				$1.44
Weighted-average shares outstanding:
Basic:	324.7				324.7
Diluted:	339.8				339.8
See Notes to Unaudited Pro Forma Consolidated Financial Statements

INGERSOLL-RAND PLC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2013

		Pro Forma Adjustments
In millions, except per share amounts	As reported	Distribution of Allegion (a)	Other	Note	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,083.9	$(123.8)	$1,273.4	(d)	$2,233.5
Accounts and notes receivable, net	2,443.1	(306.2)	—		2,136.9
Inventories	1,447.5	(162.1)	—		1,285.4
Other current assets	655.2	(171.1)	—	(e)	484.1
Total current assets	5,629.7	(763.2)	1,273.4		6,139.9
Property, plant and equipment, net	1,651.7	(202.4)	—		1,449.3
Goodwill	6,061.8	(540.1)	—		5,521.7
Intangible assets, net	4,099.1	(145.4)	—		3,953.7
Other noncurrent assets	1,559.7	(77.4)	74.1	(c) (e)	1,556.4
Total assets	$19,002.0	$(1,728.5)	$1,347.5		$18,621.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,400.6	$(193.3)	$—		$1,207.3
Accrued compensation and benefits	541.9	(60.1)	—		481.8
Accrued expenses and other current liabilities	1,532.9	(112.6)	—	(e)	1,420.3
Short-term borrowings and current maturities of long-term debt	373.2	(0.3)	—		372.9
Total current liabilities	3,848.6	(366.3)	—		3,482.3
Long-term debt	3,154.1	(2.7)	—		3,151.4
Postemployment and other benefit liabilities	1,809.1	—	—		1,809.1
Deferred and noncurrent income taxes	1,653.0	(213.6)	9.6	(c) (e)	1,449.0
Other noncurrent liabilities	1,350.6	—	—		1,350.6
Total liabilities	11,815.4	(582.6)	9.6		11,242.4
Temporary equity	—	—	—		—
Equity:
Ingersoll-Rand plc shareholders’ equity:
Ordinary shares	288.7	—	—		288.7
Capital in excess of par value	472.3	—	—		472.3
Retained earnings	6,806.7	(1,258.0)	1,337.9	(f)	6,886.6
Accumulated other comprehensive income (loss)	(473.0)	112.1	—		(360.9)
Total Ingersoll-Rand plc shareholders’ equity	7,094.7	(1,145.9)	1,337.9		7,286.7
Noncontrolling interest	91.9	—	—		91.9
Total equity	7,186.6	(1,145.9)	1,337.9		7,378.6
Total liabilities and equity	$19,002.0	$(1,728.5)	$1,347.5		$18,621.0
See Notes to Unaudited Pro Forma Consolidated Financial Statements

Ingersoll-Rand plc
Notes to Unaudited Pro Forma Consolidated Financial Statements
(in millions)

(a)	Reflects the operations, assets, liabilities and equity of Allegion plc.
Excluded from these amounts are certain general corporate overhead expenses that were allocated to Allegion in its historical financial statements but that do not specifically relate to Allegion. Such general corporate expenses do not meet the requirements to be presented in discontinued operations and thus will be presented as part of the Company’s continuing operations. The cash balance shown represents Allegion's closing cash balance as of November 30, 2013, immediately prior to the Spin-off.

(b)
Reflects the removal of $57.7 million and $5.7 million of costs for the nine months ended September 30, 2013 and fiscal year ended December 31, 2012, respectively, directly related to the Spin-off that were incurred during the historical periods but that are non-recurring in nature. These costs were primarily for accounting, legal, consulting and advisory fees.

(c)
Reflects $74.1 million and $9.6 million of tax indemnification receivables and liabilities, respectively, related to unresolved tax matters retained by us in connection with the separation, as defined by the Tax Matters Agreement. The actual amounts that we may receive or may be required to accrue or pay under the Tax Matters Agreement will depend upon a variety of factors, including the outcome of the unresolved tax matters, which may not be resolved for several years.

(d)
Reflects the net cash distribution immediately prior to the Spin-off by Allegion to the Company, pursuant to the terms of the Separation and Distribution Agreement, of approximately $1,273.4 million, representing the dividend paid by Allegion from the net proceeds of its borrowings.

(e)
Income tax related adjustments represent our current estimates on a discontinued operations basis, which could materially change as we finalize our discontinued operations accounting to be reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(f)	Total equity was adjusted as a result of adjustments (c), (d), and (e).